THE GUARDIAN INSURANCE AND ANNUITY COMPANY, INC.

ASSISTANT CORPORATE SECRETARY’S CERTIFICATION

STATE OF DELAWARE	)
)SS:
COUNTY OF NEW CASTLE	)

Tyla Reynolds, being duly sworn, deposes and states:

That I am the duly elected, qualified and acting Assistant General Counsel, Assistant Corporate Secretary of The Guardian Insurance & Annuity Company, Inc. (“GIAC”), a corporation duly organized and existing under the Laws of the State of Delaware, and that I am familiar with the facts herein certified and duly authorized to certify the same on behalf of GIAC;

That the following excerpted resolutions were duly approved and adopted by the Board of Directors of GIAC as an action by unanimous written consent in lieu of a meeting of the GIAC Board (“GAIC UWC”), dated August 28, 2026 and which GIAC UWC has not since been modified, amended, rescinded or revoked and with the “Board” denoting the Board of Directors of GIAC and the “Company” denoting GIAC, as defined in such GIAC UWC:

“RESOLVED, that the Board of the Company hereby authorizes the President and Chief Financial Officer of the Company (the “Authorized Officers”) to each delegate to one or more designated representatives (each, an “Authorized Representative”), to the extent permitted by applicable law, regulation, and the rules, forms, and requirements of the U.S. Securities and Exchange Commission (“SEC”), the authority to execute, sign, deliver, and file initial registration statements, amendments to registration statements and other product-related filings on behalf of the Company and its SEC-registered separate accounts with the SEC in connection with the Company’s products, whether existing or developed thereafter; and be it further

RESOLVED, that each Authorized Officer is authorized to determine the appropriate scope and terms of any such delegation and to memorialize such delegation in a written instrument, including a written delegation of authority, power of attorney, or other formal authorization document, specifying the authority granted to the applicable authorized representative (“Authorized Representative”); and be it further

RESOLVED, that any Authorized Representative designated pursuant to such written delegation shall be authorized, to the extent permitted by such delegation and applicable law, regulation, and the rules, forms, and requirements of the SEC rules and requirements, to execute, sign, deliver, and file on behalf of the Company and its SEC-registered separate accounts, any and all registration statements, amendments, supplements, exhibits, certifications, and other documents or filings required or appropriate in connection with the Company’s products and related SEC filings; and be it further

RESOLVED, that each Authorized Officer and any Authorized Representative are authorized to take such actions and execute such documents as may be necessary or appropriate to implement the foregoing, including the preparation, execution, submission, amendment, and filing initial registration statements, amendments to registration statements and product-related filings of the Company and related correspondence with the SEC; and be it further

RESOLVED, that the Authorized Officers of the Company are hereby authorized, empowered, and directed to take or cause to be taken, on behalf of the Company, any and all actions which in their judgment, with the assistance of counsel, may be necessary or desirable in order to carry out the full intent and purposes of the foregoing resolutions, including executing and delivering agreements, documents, certificates, instructions, requests or other instruments to third parties and preparing and filing and seeking approval, as applicable, of any and all reports and other documents, including but not limited to any transaction related documentation, with state and federal regulatory agencies, rating agencies, or other organizations.”

IN TESTIMONY WHEREOF, the corporate seal of The Guardian Insurance & Annuity Company, Inc. has been affixed and I have hereunto set my signature on this 28th day of August 2026.

SEAL

/s/ Tyla Reynolds ___________________
Tyla Reynolds
Assistant General Counsel, Assistant Corporate Secretary
The Guardian Insurance & Annuity Company, Inc.